UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

KENNETH SHEA

EGI-CW HOLDINGS, L.L.C.

DAVID HELFAND

SAMUEL ZELL

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The Portnoys Unsuccessfully Try To Change Maryland Law A Case Study On The Portnoys’ True Intentions And The Pernicious Effects Of External Management

Introduction
• One of the most outrageous tactics the Portnoys employed to preserve their fee stream was a clandestine lobbying effort to amend a Maryland statute during the 2013 legislative session
• The effort was intended to permanently eliminate the ability of shareholders to remove
CommonWealth trustees without cause by a two-thirds vote and was spearheaded by Barry
Portnoy, who hired lobbying firms and visited with selected legislators without any public disclosure to CommonWealth shareholders
• We believe this is a quintessential example of the fundamental conflict of interest plaguing CWH:
–
Why was an external service provider who holds virtually no shares in CWH actively lobbying the government to short-circuit the Company’s 28-year charter and strip the only right shareholders have to hold this Board accountable?
–
Why has there been no disclosure regarding the amount of shareholder funds spent by CWH to eliminate a key right of its own shareholders?
–
Why has there been no disclosure regarding who authorized RMR to undertake these actions and which lobbying firms have been retained?
• Equally appalling was the manner in which the Portnoys attempted to change the law: by grossly mischaracterizing their proposal as a mere “clarification” of existing Maryland law and quietly inserting the proposal at the 11 hour of the legislative session
–
Why did the Portnoys attempt to railroad their proposal through the Assembly at the last minute rather than process it through the Assembly’s standard, open legislative process?
–
Had we not been fortunate enough to hear from an assembly staffer on the day prior to the last minute hearing, shareholders would have never been able to present their case regarding the “clarification”
th

(1)

Our declaration of trust provides that a trustee may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of our common shares entitled to vote in the election of trustees or with cause by the affirmative vote of all remaining trustees.

(2)

Our declaration of trust provides that a trustee may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of our shares entitled to be cast in the election of trustees

RELATED CORVEX

CommonWealth’s Charter Always Allowed Removal Of
Trustees Without Cause
• Since CommonWealth’s IPO in 1986, its charter has unambiguously stated that trustees of the
Company can be removed by shareholders without cause with the affirmative vote of holders of
2/3 of the outstanding shares
• This fact had been consistently reflected in CommonWealth’s public filings with the Securities and Exchange Commission for almost three decades
(1) Prospectus Supplement filed by CommonWealth REIT, dated February 27, 2013 (See Appendix A)
(2) S-3 Registration Statement filed by CommonWealth REIT (HRPT Properties Trust at that time) on April 7, 2004 (See Appendix B)

• On April 4, 2013, it first came to our attention that Barry Portnoy and RMR had hired a lobbying firm in Annapolis, and had secretly been lobbying selected members of the Maryland General
Assembly to introduce a last minute change to a pending Senate Bill to amend various provisions of the Maryland corporate code
• The proposed amendment, if approved, would have enabled Barry Portnoy and his beholden
Trustees to unilaterally remove the “without cause” removal provision from the charter, eliminating the right of CommonWealth shareholders to remove the Board with an affirmative
2/3 vote
– Effectively, the Portnoys were attempting to rewrite the charter to finally cement their control over CommonWealth for good
• Barry Portnoy, with the assistance of CommonWealth’s conflicted Maryland counsel, grossly mischaracterized the amendment as a “clarification” of existing law
• Appendix C contains a copy of the letter submitted by RMR itself to the Maryland Senate
Judicial Proceedings Committee
If a critical shareholder right could be unilaterally wiped from the charter by the
Board, why was this highly material governance risk never disclosed in
SEC filings?
The Portnoys’ Legislative “Clarification”

friday april 5, 2013

Changes made to schedule through addenda

PLEASE NOTE: THE COMMITTEE WILL RECEIVE TESTIMONY ON HOUSE BILLS FROM THE SPONSOR, THE SPONSOR'S DESIGNEE OR THE DEPARTMENT, AND LIMITED PROPONENTS AND OPPONENTS WHEN APPROPRIATE. WRITTEN TESTIMONY IS WELCOME. WITNESS SHEETS WILL BE AVAILABLE FOR ANYONE WHO WANTS TO RECORD A POSITION.

HB 882	Del Feldman	Corporations and Real Estate Investment Trusts - Miscellaneous Provisions
ADDED		APR 5, 2013 1:00 PM

The committee will hear testimony on a proposed amendment to Section 3-803 of the Corporations and Associations Article to prohibit the removal of a member of a classified board of directors without cause.

RELATED

CORVEX

• A hearing was held by the Senate Judicial Proceedings Committee on the Portnoy
amendment on April 5, 2013, one day after we first learned of RMR’s lobbying efforts
The Portnoys’ Legislative “Clarification”

Maryland Senators Saw Through The Portnoys’ “Clarification”
• At the hearing a number of Senators recognized the RMR-sponsored amendment for what it was: a substantive change in Maryland law, not a “clarification”
(1) Judicial Proceedings Committee of the Senate of the Maryland General Assembly on April 5, 2013
Senator Christopher B. Shank:
“…We do clean-up bills all the time. We’ve had several bills dealing with, you know, dotting some T’s and – or dotting some I’s and crossing some T’s, it happens all the time. But I keep hearing clarification from the proponents here. This bill originally passed in 1999. It’s now 2013. It seems to me if you clarify something, you do it, oh, hey, we forgot about this, we probably ought to do it a year later.
What we’re really talking about here is it goes beyond clarification, it is addressing what is a contemporary situation and possibly circumventing a court’s jurisdiction on it. And if we need to do that, and I’m open to that idea, that we need to do it, but I think this goes well beyond a clarification…”
(1)
Chairman Brian E. Frosh:
“... Well, I mean the reasons we are having a
hearing is because we know it is a substantive
change in the law and we want to get the two
different sides on that...”
(1)
Senator Jamin B. (Jamie) Raskin:
“...I mean I certainly agree it is a substantive
change they are looking for without it
necessarily being a complete reversal.”
(1)

HB0882/000000/00 RUSS HB0882/498271/1

BY: Leave Blank

AMENDMENTS TO HOUSE BILL 882
(First Reading File Bill)

AMENDMENT NO. 1

On page 2, in line 14, after "purpose;" insert "prohibiting certain directors from being removed without cause;"; and in line 17, after "3–109" insert "3–803(a),".

AMENDMENT NO. 2

On page 16, after line 24, insert:

"3–803.

(a) (1) Except as provided in subsection (f) of this section, notwithstanding any provision in the charter or the bylaws of a corporation[, before]:

(I) BEFORE the first annual meeting of stockholders after a corporation elects to be subject to this subtitle, the board of directors shall designate by resolution, from among its members, directors to serve as class I directors, class II directors, and class III directors; AND

(II) NOTWITHSTANDING §§ 2–406 AND 8–205 OF THIS ARTICLE, A DIRECTOR DESIGNATED UNDER SUBPARAGRAPH (I) OF THIS PARAGRAPH MAY NOT BE REMOVED WITHOUT CAUSE.

(2) To the extent possible, the classes shall have the same number of directors.".

AMENDMENT NO. 3

On page 19, in line 15, strike "October" and substitute "July".

Not Approved

RELATED CORVEX

The Portnoy Amendment Was Not Approved – Shareholder
Rights Are Preserved
The Maryland Senate Judicial Proceedings Committee did not approve the Portnoy amendment and the Maryland corporate statute was not amended

Despite Their Defeat In The Senate, The Portnoys Weren’t
Done Distorting The Truth
• Despite their legislative defeat, on April 12, 2013, CommonWealth “opted-in” anyway to
Section 3-803 of the Maryland Unsolicited Takeovers Act – the same statute that they had just failed to “clarify”
– In CommonWealth’s view, “opting-in” eliminated the right of CommonWealth shareholders to remove the Trustees without cause
– But if this were true, why did CommonWealth lobby the legislature to “clarify” the law and why did this attempt fail?
• The Portnoys’ newly found interpretation of Section 3-803 was in our view preposterous
– especially in light of decades of public disclosure by CommonWealth (which nowhere discussed Section 3-803) and the fact that the Portnoys’ “clarifying” amendment had just been defeated at the legislative level
• In fact, in its November 2013 ruling, the Arbitration Panel agreed with us:
– “According to CWH’s Declaration of Trust, the Trustees can be removed at any time with or without cause by two-thirds of the shareholders. The Panel concludes that CWH’s election to opt into Section 3-803 of MUTA does not alter the CWH shareholders’ explicit ability under the Declaration of Trust to remove
Trustees without cause.”

Inescapable Conclusions Regarding The Portnoys’ True
Intentions
The Portnoys’ intentions are revealed in their actions, not in their promises or what is written in their governing documents
• In attempting to change the law in order to short-circuit the Company’s charter and avoid subjecting themselves to accountability, the Portnoys have demonstrated they are not the typical self-interested market participant
• The Portnoys’ extraordinary undertaking in Maryland provides perhaps the clearest evidence possible of both their true intentions as well as the pernicious effects of the conflicted external management structure at CWH
– No party whose interests were truly aligned with that of shareholders would have sponsored secret legislation to eviscerate shareholder rights
If the Portnoys could so brazenly break a promise written in the Company’s charter for 28 years, how easy will it be to break promises made a mere 3 months ago?
Nothing stops the Portnoys and RMR from sponsoring a new legislative
“clarification” in 2015

Appendices
Appendix A: CWH Prospectus Supplement, Dated February 27, 2013
Appendix B: CWH S-3 Registration Statement, Dated April 7, 2004
Appendix C: Letter From RMR To Maryland Senate Judicial Proceedings Committee

Our declaration of trust divides our Board of Trustees into three classes. Shareholders elect the trustees of each class for three year terms upon the expiration of their current terms. Shareholders elect only one class of trustees each year.

We believe that classification of our Board of Trustees helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of the successors of the class of trustees whose term expires at that meeting; provided, however, the election of a managing trustee or an independent trustee in an uncontested election, which is an election in which the number of nominees for election equals (or is less than) the number to be elected at the meeting, is by a majority of the votes cast at the meeting. The classified board provision could have the effect of making the replacement of our incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our Board of Trustees.

Our declaration of trust requires that a majority of our trustees be independent (except for temporary periods due to vacancies), which for that purpose is defined generally as a trustee who, in his or her individual capacity, (1) is neither an affiliate (as defined in our declaration of trust) of, nor has any material business or professional relationship with, our manager, RMR, or any person or entity whom the trustees have, in accordance with certain provisions of the declaration of trust, elected to permit to purchase in excess of 9.8% of our shares, and (2) does not perform any services for us except as trustee.

Under our bylaws, our trustees are qualified as "independent trustees" or "managing trustees," and our bylaws require that (except for temporary periods due to vacancies), a majority of the trustees holding office will at all times be independent trustees. For those purposes, an "independent trustee" is one who is not an employee of our manager, RMR, is not involved in our day to day activities and qualifies as independent under our declaration of trust, as described above, and applicable rules of the NYSE and the SEC. A "managing trustee" is a trustee who is not an independent trustee and who has been an employee of RMR or has been involved in our day to day activities for at least one year prior to his or her election. Our Board of Trustees is currently composed of three independent trustees and two managing trustees.

Our declaration of trust provides that a trustee may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of our common shares entitled to vote in the election of trustees or with cause by the affirmative vote of all remaining trustees. This provision precludes shareholders from removing our incumbent trustees unless they can obtain a substantial affirmative vote of shares. (emphasis added)

Advance Notice of Trustee Nominations and New Business

Shareholder recommendations for nominees. A responsibility of our Nominating and Governance Committee is to consider candidates for election as trustees who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made by written notice to the chair of our Nominating and Governance Committee and our secretary. Any such notice should contain or be accompanied by the information and documents with respect to such recommended nominee and shareholder that such shareholder believes to be relevant or helpful to the Nominating and Governance Committee's deliberations. Our Nominating and Governance Committee may request additional information about the shareholder nominee or about a recommending shareholder. Shareholder recommendations will be considered by the Nominating and Governance Committee in its discretion.

28

RELATED CORVEX

11 Appendix A: CWH Prospectus Supplement Dated February 27, 2013

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS

We are organized as a Maryland real estate investment trust. The following is a summary of our declaration of trust and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire declaration of trust and bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of Maryland law.

Trustees

Our declaration of trust and bylaws provide that only our board of trustees will establish the number of trustees, provided however that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Any vacancy on the board of trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is elected and qualifies. Our bylaws require that a majority of our trustees be independent trustees except for temporary periods due to vacancies.

Our declaration of trust divides our board of trustees into three classes. Shareholders elect our trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of trustees each year. We believe that classification of our board helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our shares are able to elect all of the successors of the class of trustees whose terms expire at that meeting.

The classified board provision could have the effect of making the replacement of our incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our board of trustees.

22

Our declaration of trust provides that a trustee may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of our shares entitled to be cast in the election of trustees. This provision precludes shareholders from removing our incumbent trustees unless they can obtain a substantial affirmative vote of shares. (emphasis added)

RELATED CORVEX

12 Appendix B: CWH S-3 Registration Statement Dated April 7, 2004

Reit Management & Research LLC

Two Newton Place, 255 Washington Street, Newton, Massachusetts 02458-1634
(617) 796-8390 tel (617) 928-1305 fax

HB882

Testimony in Support of Proposed Amendment to House Bill 882 – Corporations and Real Estate Investment Trusts – Miscellaneous Provisions

In 1999, the General Assembly passed Senate Bill 169, entitled "Unsolicited Takeovers" which was designed to protect Maryland corporations formed under the Maryland General Corporation Law (the "MGCL") and Maryland real estate investment trusts formed under the Title 8 and their shareholders against the potential abuses of unsolicited takeovers. Among other protections, the Bill added a new Subtitle 8 to Title 3 of the MGCL. Senate Bill 169 was passed by both the House of Delegates and the Senate of Maryland by substantial margins, was signed by the Governor in May, 1999, and became effective on June 1, 1999 as Chapter 300 of Laws of Maryland 1999.

The potential abuses of hostile bids for control are well known, including company bust-ups, employee layoffs and plant and office closings. Subtitle 8 was designed to provide reasonable protections against hostile takeovers by permitting the board directors of a Maryland corporation or real estate investment trust to take certain actions unilaterally, without the time delay of requiring stockholder approval.

RELATED CORVEX

13 Appendix C: Letter From RMR To Maryland Senate Judicial Proceedings Committee

There are two ways that hostile bidder may take control of a company without the approval of the target's board of directors – (a) a *hostile tender offer* for shares, in which the hostile bidder tries to accumulate enough shares to constitute control of the company, and (b) a *hostile proxy contest*, in which the bidder tried to get its candidates elected to the board of the target company.

The best defense to a hostile *proxy contest* is a classified board, because it will take the hostile bidder at least two elections to get control of the board rather than just one. Section 3-803(a)(1) of MGCL, as enacted by the General Assembly in 1999, enables the board of directors of an eligible and electing Maryland company to create a classified board and effectively defends against a hostile proxy contest.

The problem to which the proposed amendment to House Bill 882 is addressed is that Section 2-406(b) of the MGCL provides that stockholders may not remove a director on a classified board without cause *unless the charter provides otherwise.* The charters of many older (*e.g.*, pre-1999) Maryland corporations and real estate investment trusts permit directors to be removed with *or without* cause, which may prevent these companies from obtaining the benefits that Subtitle 8 intended to provide if any *or all* directors may be removed *without cause.* Obviously, if all of the members of a classified board may be removed without cause, the proposed of Section 3-803(a)(1), which was to permit Maryland corporations and real estate investment trusts to classify their boards in order to prevent an unsolicited bidder from seizing control of the board in a single election, is defeated. This would be an absurd result. The amendment to House Bill 882 clarifies Section

RELATED CORVEX

14 Appendix C: Letter From RMR To Maryland Senate Judicial Proceedings Committee

Reit Management & Research LLC

Two Newton Place, 255 Washington Street, Newton, Massachusetts 02458-1634
(617) 796-8390 tel (617) 928-1305 fax

3-803(a)(1) by providing that if a board classifies itself under Section 3-803(a)(1), as permitted since 1999, a member of that board may be removed only for cause.

The benefit of a classified board for the shareholders was demonstrated in the recent hostile attack on Airgas by Air Products. Airgas's stock was trading at $43.53 per share when Air Products launched its attack with a price of $60 per share; Airgas's stock was trading at $62.35 when Air Products "best and final" bid of $70 per share expires; and today Airgas's stock is trading around $100 per share.

We urge your favorable consideration of this vital amendment and thank you for your time and attention.

RELATED CORVEX

15 Appendix C: Letter From RMR To Maryland Senate Judicial Proceedings Committee

Additional Information Regarding The Corvex/Related Solicitation

Corvex Management LP and Related Fund Management, LLC have filed a definitive solicitation statement with the Securities and Exchange Commission (the “SEC”) to (1) solicit consents to remove the entire board of trustees of CommonWealth REIT
(the “Removal Proposal”), and (2) elect a slate of new trustees at a special meeting of shareholders that must be promptly called in the event that the Removal Proposal is successful. Investors and security holders are urged to read the definitive solicitation statement and other relevant documents because they contain important information regarding the solicitation. The definitive solicitation statement and all other relevant documents are available, free of charge, on the
SEC’s website at www.sec.gov.
The following persons are participants in connection with the solicitation of CommonWealth REIT shareholders: Corvex
Management LP, Keith Meister, Related Fund Management, LLC, Related Real Estate Recovery Fund GP-A, LLC, Related
Real Estate Recovery Fund GP, L.P., Related Real Estate Recovery Fund, L.P., RRERF Acquisition, LLC, Jeff T. Blau,
Richard O’Toole, David R. Johnson, James Corl, Edward Glickman, Peter Linneman, Jim Lozier, Kenneth Shea, EGI-CW
Holdings, L.L.C., David Helfand and Samuel Zell. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the definitive solicitation statement filed with the SEC on January 28, 2014 and Supplement No. 1 thereto filed on February 13, 2014.